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                                                                     EXHIBIT 4.1


                          INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE



[CERTIFICATE NUMBER             [COMPANY LOGO                  [NUMBER OF SHARES
    APPEARS HERE]                APPEARS HERE]                   APPEARS HERE]

This Certificate is transferrable in                           CUSIP 60741410
New York, NY and Ridgefield Park, NJ                          See Reverse for
                                                            Certain Definitions

                           Mobility Electronics, Inc.





THIS CERTIFIES THAT _________________________ is the owner of



Fully Paid and Non-Accessable Shares of Common Stock of the Par Value of $0.01 Per Share, of Mobility Electronics, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly enclosed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

/s/ Rick Dahlson                        Dated ________________________
__________________________
Richard F. Dahlson, Secretary [Seal of the Company Appears Here]

/s/Charles R. Mollo                     Countersigned and Registered:
________________________________           Chase Mellon Shareholder
Charles R. Mollo, President                   Services, L.L.C.
                                             Transfer Agent and
                                                Registrar

For value received ___________________________ hereby sell, assign and transfer unto __________________________________________________ Shares of the
Stock represented by the within Certificate and do hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.



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Dated
     ----------------------
                                          -----------------------------------
                                               (SIGNATURE)


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


The Signature must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


Signature(s) Guaranteed By: